UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 7, 2007
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989 (Commission File No.)	41-1719250 (IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 2.05. Costs Associated with Exit or Disposal Activities
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement
On March 2, 2007, we terminated our February 15, 2006 U.S. distribution agreement for the I-StopTM sling product with CL Medical s.a.r.l., the manufacturer, with no further obligations to purchase any additional inventory. We plan to phase out distribution of the I-Stop sling in the U.S. in the fourth fiscal quarter ending March 31, 2007. During the nine months ended December 31, 2006, the I-Stop sling accounted for approximately 17% of our sales to customers in the U.S.
Item 2.05. Costs Associated with Exit or Disposal Activities
We expect to incur in the fourth fiscal quarter ending March 31, 2007 approximately $200,000 of one-time, pre-tax charges for write-off of the I-Stop sling inventory pursuant to our March 2007 decision to phase out the distribution of the product in the U.S.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 7, 2007

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer